4Q 2025 Investor Overview

Forward Looking Statements This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward- looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; geopolitical concerns, including acts or threats of terrorism and the ongoing war in Ukraine; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the effects of federal government shutdowns, debt ceiling standoff, or other fiscal policy uncertainty; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them; climate change, and other catastrophic disasters; the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; the effect of the IFH acquisition or any other acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations, including the planned growth of Windsor AdvantageTM; and other factors that may affect our future results. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of Capital after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. Capital cannot guarantee the accuracy of such information, however, and has not independently verified such information. While Capital is not aware of any misstatements regarding the industry data presented in this presentation, Capital's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Capital believes that its internal research is reliable, even though such research has not been verified by independent sources. Non-U.S. GAAP Financial Measures This presentation may include certain non–U.S. generally accepted accounting principles ("GAAP") financial measures intended to supplement, not substitute for, comparable GAAP measures. These non-GAAP financial measures should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison. If included in this presentation, see the Appendix to this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures. Core Financial Measures As used in this presentation, core net income, core fee revenue, core ROA, core ROE, ROTCE, core ROTCE, Commercial Bank NIM, Commercial Bank Loan Yield, Commercial Bank ACL Coverage Ratio, and Tangible Book Value are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of income from the call of brokered time deposits, merger-related expenses and other pre-tax adjustments which are not indicative of operating performance and tax impacts of such adjustments. Reconciliations of these and other non-GAAP measures to their comparable GAAP measures are set forth in the Appendix to this presentation. 2

Fourth Quarter and Full Year Highlights (1) Performance metrics are annualized throughout this presentation (2) Refer to Appendix for reconciliation of non-GAAP measures (3) Excluding the Call from Brokered Time Deposits, Commercial Bank NIM for FY25 was 4.27%  Loan growth of $137.5mm, 19.3% annualized  Deposit growth of $180.9mm, 24.6% annualized  NIM of 5.94%; Commercial Bank NIM of 4.18%  ROA of 1.71%; ROTCE of 17.23%  TBV of $22.05, an increase of 13.4% annualized Highlights  Loan growth of $329.3mm, or 12.5%  Deposit growth of $331.0mm, or 12.0%  NIM of 6.10%; Commercial Bank NIM(3) of 4.38%  ROA of 1.71%; ROTCE of 17.10%  Tangible Book Value of $22.05, an increase of 15.4% from Q4 2024  Successfully completed the integration of IFH Net Income $15.0mm Annualized Loan Growth 19.3% Annualized Deposit Growth 24.6% ROAA 1.71% ROTCE 17.23% Net Income $57.2mm Loan Growth 12.5% Deposit Growth 12.0% ROAA 1.71% ROTCE 17.10% Q4 2025 Q4 2025 FY 2025 FY 2025

Capital Bancorp, Inc. (NASDAQ-CBNK)

Financial Highlights

(in millions except per share data)

Balance Sheet	4Q25	3Q25	Annualized	4Q24	YoY
Assets	$ **3,606**	$ 3,389	25.4%	$ 3,207	12.50%
Portfolio Loans	**2,959**	2,822	19.3%	2,630	12.50%
Deposits	**3,093**	2,912	24.6%	2,762	12.00%
Quarterly Financial Performance[1]	**4Q25**	3Q25	QoQ	4Q24	YoY
Earnings per Share, Diluted	$ **0.91**	$ 0.89	1.40%	$ 0.45	101.40%
Core Earnings per Share, Diluted[2]	$ **0.91**	$ 0.72	25.80%	$ 0.92	-1.40%
Book Value per Share	$ **24.54**	$ 23.80	3.10%	$ 21.31	15.20%
Tangible Book Value per Share[2]	$ **22.05**	$ 21.33	3.4%	$ 19.10	15.50%
Return on Average Assets ("ROA")	**1.71%**	1.77%	-6 bps	0.96%	75 bps
Core ROA[2]	**1.71%**	1.43%	28 bps	1.97%	-26 bps
Return on Average Tangible Common Equity ("ROTCE")[2]	**17.23%**	17.49%	-26 bps	9.33%	790 bps
Core ROTCE[2]	**17.23%**	14.15%	308 bps	18.91%	-168 bps
Efficiency Ratio	**62.32%**	60.80%	153 bps	66.70%	-438 bps
Core Efficiency Ratio[2]	**62.32%**	64.41%	-208 bps	62.05%	27 bps
Net Interest Margin	**5.94%**	6.36%	-42 bps	5.87%	7 bps
Commercial Bank Net Interest Margin[2]	**4.18%**	4.64%	-46 bps	3.99%	19 bps

Corporate Timeline

- **1999** – Founded as Harbor Capital National Bank
- **2002** – Recapitalized by investor group led by Stephen Ashman
- **2011** – Acquired three failed institutions including OpenSky®
- **2012** – CEO Ed Barry joined Capital Bank
- **2017** – Assets exceed $1 billion
- **2018** – Successful IPO and inclusion in R2000; OpenSky® accounts exceed 168,000
- **2020** – Originated $371 million SBA-PPP loans (2020 & 2021)
- **2021** – Assets exceed $2 billion; OpenSky® accounts exceed 700,000; Dividend initiated
- **2024** – Assets exceed $3.2 billion; Capital Bank completes acquisition of IFH

CAPITAL BANCORP, INC.

(1) Performance metrics are annualized throughout this presentation
(2) Refer to Appendix for reconciliation of non-GAAP measures

4

CBNK Business Model is Uniquely Diversified

CAPITAL BANCORP, INC.

Commercial Banking

$2.8Bn	$2.6Bn	$34.6mm
Portfolio Gross Loans, ex. OpenSky™	*Customer Deposits*	*Q4 '25 Revenue*

- Focused on our core markets and filling out our national deposit vertical strategy
- High value-added services and targeted vertical expertise generates above-average risk-adjusted loan yields
- The Commercial Banking division operates out of six full-service banking locations, four of which are in the DMV Metropolitan Statistical Area ("MSA"), and its locations in Ft. Lauderdale, Florida in the Miami Metro Area MSA, and in Chicago, Illinois in the Chicago MSA

Government Guaranty Lending (GGL)

- **Nationwide GGL business with niche expertise in Solar and Renewable Energy**
- **Strong C&I pipeline with proven ability to originate $150+ million per year of loans**

OpenSky™

$138mm	$163mm	$21.2mm
Loans, net[2]	*Deposits*	*Q4 '25 Revenue*

- Nationwide, secured credit card to help under-banked customers (re)establish their credit with opportunities for graduation into unsecured credit
- Building capabilities to cross-sell products and services as card-holders progress on their customer journeys
- Extend unsecured to graduating customers and starting to build capabilities around a straight to unsecured product

Capital Bank Home Loans

$107mm	$1.9mm
Q4 '25 Volume[1]	*Q4 '25 Revenue*

- Nationwide lender, primarily mortgage banking; Certain retained loans within DMV area
- Gain on sale margin returning to normalized levels; Well-positioned for stabilization or decline in rates
- Expense management delivering profitability on a marginal basis while maintaining robust origination capabilities
- Natural hedge against modest structural asset sensitivity of the balance sheet

Windsor Advantage

$3.1Bn	$5.0mm
Q4 '25 Servicing Portfolio	*Q4 '25 Revenue[3]*

- Loan service provider that offers community banks and credit unions with a comprehensive outsourced U.S. Small Business Association ("SBA") 7(a) and U.S. Department of Agriculture ("USDA") lending platform
- Servicing portfolio complements USDA / SBA gain on sale revenue within commercial bank
- Poised to benefit from higher industry-wide SBA volumes

Fully-Allocated Illustrative Net Income Contribution

FY 2023 [4] **Q4 2025 [5]**


45%
55%
Commercial Bank
OpenSky™
Windsor Advantage
8%
26%
66%

Source: Company Documents.
Note: CBNK financial metrics as of December 31, 2025 unless otherwise stated.
[1] Volume in FY 2021 was approximately $1.0 billion and volume in FY 2022 was approximately $300 million.
[2] Credit card loans are presented net of reserve for interest and fees.
[3] Includes $1.0 million of Capital Bank related servicing fees
[4] Excludes $1.8 million loss in Capital Bank Home Loans, $1.4 of net income in Church Street Capital and $0.2mm of other income.
[5] Excludes $673k of net loss in Capital Bank Home Loans.

CAPITAL BANCORP, INC.
5

Financial Information

Financial Performance Highlights

Net Interest Income and Net Interest Margin



$ in thousands
$44,266
$715
$15,454
5.87%
3.99%
$28,097
$45,959
$1,499
$14,444
6.05%
4.32%
$30,016
$47,567
$1,291
$14,494
6.04%
4.38%
$31,782
$52,020
$4,618
$869
$15,628
6.36%
4.64%
$30,905
$50,279
$212
$16,377
5.94%
4.18%
$33,690
4Q24
1Q25
2Q25
3Q25
4Q25
Commercial Bank
OpenSky
Net Purchase Accounting Accretion
Brokered Time Deposit Call
Net Interest Margin
Commercial Bank Net Interest Margin(1)

Note: 3Q 2025 includes the $4.6 million (59 bps) Call of Brokered Time Deposits and $1.3 million (17 bps) Interest Income Adjustment. Excluding these items, 3Q 2025 NIM would have been 5.95% and Commercial Bank NIM would have been 4.21%.

Loan Yield and Deposit Rate Trends



8.96%
9.00%
8.90%
8.62%
8.84%
6.98%
7.14%
7.04%
6.75%
6.95%
3.46%
2.50%
3.37%
2.42%
3.29%
2.36%
2.41%
1.73%
3.28%
2.36%
4Q24
1Q25
2Q25
3Q25
4Q25
Loan Yield
Interest Bearing Deposits Rate
Commercial Bank Loan Yield(1)
Total Cost of Deposits

Cumulative Downcycle Betas



47%
56%
48%
44%
28%
36%
33%
28%
1Q25
2Q25
3Q25
4Q25
Interest-Bearing Beta
Total Deposit Beta

CAPITAL BANCORP, INC.

7

(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Total net interest income includes negligible net interest income from CBHL
(3) Deposit betas are cumulative for the current cycle easing rate cycle (since August 2024); Interest-bearing Deposit Betas include Brokered CD's
(4) Loan yields and deposit rate trends include net purchase accounting adjustments

Core Fee Revenue $ in th ou sa nd s 8 (1) Other includes a $2.6mm non-recurring legacy IFH equity and debt investment write-down during 4Q24, excluded in core revenue. Windsor Advantage 40% OpenSky 35% CBHL 14% Commercial Bank 2% GGL 9% YTD Core Fee Revenue: $49.2MM $4,096 $3,743 $3,733 $4,323 $4,476 $4,847 $1,811 $1,676 $1,736 $1,541 $1,762 $1,784 $728 $2,246 $1,378 $(566) $(509) $845 $4,566 $4,606 $4,696 $5,339 $4,988 14.7% 24.7% 21.4% 21.6% 18.9% 19.9% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 OpenSky CBHL Commercial Bank GGL Windsor Advantage Other(1) Core Fee Revenue as a % of Total Core Revenue

Noninterest Expense $ in th ou sa nd s 9 Note: Other expense includes loan processing expense, outside service providers expense, regulatory expense, office expense and other operational losses Refer to Appendix for reconciliation of Core, non-GAAP measures. $16,513 $18,067 $18,460 $17,728 $17,914 $2,976 $2,910 $2,995 $2,849 $2,638 $2,150 $2,112 $2,422 $2,131 $4,294 546 $7,112 $7,520 $7,654 $7,502 $1,032 $1,779 $1,371 $1,714 $1,398 $5,018 $4,807 $5,406 $5,581 $5,356 $2,615 $1,266 $1,398 $697 $37,514 $38,053 $39,572 $38,354 $39,103 62.8% 65.3% 62.1% 63.1% 62.3% 4Q24 1Q25 2Q25 3Q25 4Q25 Salaries and employee benefits Occupancy and equipment Professional fees Data processing Advertising Other expense Merger-related expenses Core Efficiency Ratio

Profitability(1) 10 (1) Annualized Note: Refer to Appendix for reconciliation of Core, non-GAAP measures. 0.96% 1.75% 1.60% 1.77% 1.71% 1.97% 1.87% 1.73% 1.43% 4Q24 1Q25 2Q25 3Q25 4Q25 ROA ROA Core ROA 8.50% 15.56% 14.17% 15.57%17.46% 16.64% 15.33% 12.56% 15.23% 4Q24 1Q25 2Q25 3Q25 4Q25 Return on Average Equity “ROE” ROE Core ROE 9.33% 17.57% 16.10% 17.49% 18.91% 18.77% 17.39% 14.15% 17.23% 4Q24 1Q25 2Q25 3Q25 4Q25 ROTCE ROTCE Core ROTCE $0.45 $0.82 $0.78 $0.89 $0.91 $0.92 $0.88 $0.85 $0.72 4Q24 1Q25 2Q25 3Q25 4Q25 Earnings Per Share, Diluted EPS Core EPS

Balance Sheet Composition Commentary • Gross loan growth of $137.5 million, or 19.3% (annualized), during 4Q25. • Compared to September 30, 2025, growth was primarily driven by $79.1 million from commercial and industrial ("C&I"), $25.7 million from residential real estate, $15.3 million from construction real estate, $9.5 million from lender finance, and $5.9 million from OpenSky . • C&l loans, plus owner-occupied CRE loans totaled 37.7% of total portfolio loans at December 31, 2025, consistent with the prior quarter, and 37.8% at December 31, 2024. 11 (1) Other is comprised of lender finance of $41.4 million, business equity lines of credit of $3.8 million, other consumer loans of $2.0 million and deferred origination fees, net of $5.6 million. Note: Portfolio loans are presented net of deferred fees and costs of $5.6 million. Credit Card loans are presented net of reserve for interest and fees. C&I + OO-CRE represents 38% of total Portfolio Loans Cash & Cash Equivalents 7% Portfolio Loans 82% AFS Securities Portfolio 6% Other Assets 5% Asset Composition 4Q25 Total Assets: $3.61B Owner Occupied Commercial Real Estate 14% Non Owner-Occupied Commercial Real Estate 18% Residential Real Estate 26% Construction Real Estate 12% Other 1% Credit Card 5% Commercial and Industrial 24% Portfolio Loan Composition 4Q25 Total Loans: $2.96B

Composition of Deposits Commentary • Total deposits increased $180.9 million, or 24.6% (annualized) from 3Q25. • Average portfolio loans-to-deposit ratio of 97.0%. • The total cost of deposits of 2.36% for 4Q 2025 increased 63 bps compared to the prior quarter and decreased 14 bps year-over-year. During 3Q 2025 there was a 63 bps impact from the Call of Brokered Time Deposits. Excluding this item, the cost of deposits for the quarter would have been 2.36%, and 4Q 2025 would have been consistent with 3Q 2025. • The total cost of interest-bearing deposits increased 87 bps quarter-over-quarter, and decreased 19 bps year-over-year, to 3.28% for 4Q 2025. Excluding the Call of Brokered Time Deposits, the 3Q 2025 cost of interest-bearing deposits would have been 3.28%, and 4Q 2025 would have been consistent with 3Q 2025. • Insured and protected deposits were approximately $2.1 billion as of December 30, 2025 representing 68.4% of the Company's deposit portfolio. 12 (1) Annualized (in thousands) Deposits: Balance % of Total Deposits Average Rate(1) Noninterest-bearing 852,520$ 27.6% 0.00% Interest-bearing demand 257,233 8.3% 0.54% Savings 11,679 0.4% 0.36% Money markets 1,105,183 35.7% 3.41% Time deposits 866,364 28.0% 4.06% Total deposits 3,092,979$ 100.0% 2.36% As of or For the Three Months Ended December 31, 2025Noninterest- bearing 28% Money Markets 36% Customer Time Deposits 16% Brokered Time Deposits 12% Interest-bearing Demand 8% Savings < 1% 4Q25 Total Deposits: $3.09B

Investment Portfolio and Liquidity Investment Securities Portfolio • Classified as available for sale with a fair market value of $230 million, or 6.4% of total assets, with an effective duration of 2.5 years. • U.S. Treasuries represent 60% of the overall investment portfolio. • The accumulated other comprehensive loss on the investment securities portfolio of $5.8 million represents 1.4% of total stockholders’ equity and $0.35 of TBVPS. • The Company does not have a held to maturity investment securities portfolio. 13 High Quality, Low Risk Investment Portfolio Sources of Liquidity at December 31, 2025: • $732 million of collateralized lines of credit include: • $606 million of available borrowing capacity from the FHLB. • $125 million of available borrowing capacity from the Federal Reserve Bank of Richmond’s discount window. • Available lines of credit with other correspondent banks totaled $76 million. • Unpledged investment securities available as collateral for potential additional borrowings totaled $9 million. Significant Liquidity Capacity $ in m illi on s

Credit Metrics 14 (1) Refer to Appendix for reconciliation of non-GAAP measures.

11.54% 11.67% 11.87% 11.69% 11.30% 4Q24 1Q25 2Q25 3Q25 4Q25 Bank Tier-1 Risk Based Tier-1 Risk Based 8.0% Well-Capitalized Threshold Robust Capital Ratios 15 Note: Ratios presented are for Capital Bank unless otherwise noted 12.79% 12.93% 13.13% 12.95% 12.60% 4Q24 1Q25 2Q25 3Q25 4Q25 Bank Total Risk Based Total Risk Based 10.0% Well-Capitalized Threshold 9.17% 9.27% 9.39% 9.34% 9.24% 4Q24 1Q25 2Q25 3Q25 4Q25 Bank Tier-1 Leverage Ratio Tier-1 Leverage Ratio 5.0% Well-Capitalized Threshold 11.07% 9.94% 10.22% 10.60% 10.08% 9.31% 8.66% 8.84% 9.06% 8.75% 4Q24 1Q25 2Q25 3Q25 4Q25 Tangible Common Equity Holding Company Tangible Common Equity Capital Bank Tangible Common Equity

0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 200% % Change CBNK 145% KBW NASDAQ Regional Banking Index 18% Selected Banks2 Median 30% 58.48% (60%) (40%) (20%) 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% Share Appreciation Outperforms Industry Source: S&P Global Market Intelligence; FactSet. Note: Market data as of 1/22/2026. 1 CBNK IPO price of $12.50 used as starting price for price change calculation. 2 Select banks with assets between $1.5 billion and $5.0 billion in the Mid-Atlantic (North of Richmond) and New England Region. (ACNB, BCBP, BPRN, BWFG, FRBA, FRST, FVCB, HNVR, JMSB, MNSB, MRBK, MVBF, NBN, PKBK, UNTY). 16 Share Price Change Since CBNK IPO on 9/26/20181TBVPS + Dividend Growth Since 2018Q3 85%+ Outperformance vs. both groups 115%+ Outperformance vs. both groups CAGR % Change CBNK 15.8% 190% KBW NASDAQ Regional Banking Index 10.3% 103% Selected Banks2 Median 9.3% 91%

Jake Dalaya Chief Financial Officer (301)-637-5118 NASDAQ: CBNK

Non-U.S. GAAP Financial Measures

Reconciliation of Non-GAAP Information 19 Tangible Book Value Per Share (in thousands, except per share amount) December 31, 2025 September 30, 2025 December 31, 2024 Total Stockholders' Equity 401,978$ 394,770$ 355,139$ Less: Preferred equity - - - Less: Intangible assets 40,740 41,002 36,943 Tangible Common Equity 361,238$ 353,768$ 318,196$ Period End Shares Outstanding 16,381,088 16,589,241 16,662,626 Tangible Book Value Per Share 22.05$ 21.33$ 19.10$ Commercial Bank Net Interest Margin(1) (in thousands) December 31, 2025 September 30, 2025 December 31, 2024 Commercial Bank Net Interest Income 33,764$ 36,267$ 28,812$ Average Interest Earning Assets 3,360,576 3,246,653 3,003,081 Less: Average Non-Commercial Bank Interest Earning Assets 152,715 144,558 133,401 Average Commercial Bank Interest Earning Assets 3,207,861$ 3,102,095$ 2,869,680$ Commercial Bank Net Interest Margin(1) 4.18% 4.64% 3.99% (1) Annualized Quarters Ended Quarters Ended

Reconciliation of Non-GAAP Information

Net Charge-offs to Average Portfolio Loans[1]

(in thousands)	Quarters Ended December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total Net Charge-offs	$ 2,373	$ 2,476	$ 5,088	$ 2,444	$ 2,427
Total Average Portfolio Loans	2,902,033	2,789,815	2,733,865	2,634,110	2,592,960
Net Charge-offs to Average Portfolio Loans[1]	0.32%	0.35%	0.75%	0.38%	0.37%

Nonperforming Loans to Total Portfolio Loans

(in thousands)	Quarters Ended December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total Nonperforming Loans	$ 54,421	$ 52,247	$ 36,167	$ 42,934	$ 30,241
Total Portfolio Loans	2,959,457	2,821,983	2,739,808	2,678,406	2,630,163
Nonperforming Loans to Total Portfolio Loans	1.84%	1.85%	1.32%	1.60%	1.15%

Allowance for Credit Losses to Total Portfolio Loans

(in thousands)	Quarters Ended December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Allowance for Credit Losses	$ 54,660	$ 53,045	$ 47,447	$ 48,454	$ 48,652
Total Portfolio Loans	2,959,457	2,821,983	2,739,808	2,678,406	2,630,163
Nonperforming Loans to Total Portfolio Loans	1.85%	1.88%	1.73%	1.81%	1.85%

Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans

(in thousands)	Quarters Ended December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Allowance for Credit Losses	$ 54,660	$ 53,045	$ 47,447	$ 48,454	$ 48,652
Less: Credit Card Allowance for Credit Losses	8,232	7,413	6,762	5,905	6,402
Commercial Bank Allowance for Credit Losses	46,428	45,632	40,685	42,549	42,250
Total Portfolio Loans	2,959,457	2,821,983	2,739,808	2,678,406	2,630,163
Less: Gross Credit Card Loans	137,905	130,897	126,233	115,991	122,928
Commercial Bank Portfolio Loans	2,821,552	2,691,086	2,613,575	2,562,415	2,507,235
Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	1.65%	1.70%	1.57%	1.70%	1.24%

(1) Annualized

CAPITAL BANCORP, INC.

20

Reconciliation of Non-GAAP Information

Core Earnings Metrics	Quarters Ended				
(in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net Income	$ 15,037	$ 15,065	$ 13,136	$ 13,932	$ 7,533
Deduct: Income from the Call of Brokered Time Deposits, Net of Tax	-	(3,489)	-	-	-
Add: Merger-Related Expenses, Net of Tax	-	575	1,070	964	2,151
Add: Non-Recurring Equity and Debt Investment Write-Down	-	-	-	-	2,620
Add: IFH ACL Provision, Net of Tax	-	-	-	-	3,169
Core Net Income	$ 15,037	$ 15,640	$ 14,206	$ 14,896	$ 9,684
Weighted average common shares - Diluted	16,493	16,844	16,802	16,925	16,729
Earnings per share - Diluted	$ 0.91	$ 0.89	$ 0.78	$ 0.82	$ 0.45
Core Earnings per share - Diluted	$ 0.91	$ 0.72	$ 0.85	$ 0.88	$ 0.92
Average Assets	$ 3,498,540	$ 3,378,296	$ 3,292,533	$ 3,221,964	$ 3,120,107
Return on Average Assets[1]	1.71%	1.77%	1.60%	1.75%	0.96%
Core Return on Average Assets[1]	1.71%	1.43%	1.73%	1.87%	1.97%
Average Equity	$ 391,750	$ 383,922	$ 371,795	$ 363,115	$ 352,537
Return on Average Equity[1]	15.23%	15.57%	14.17%	15.56%	8.50%
Core Return on Average Equity[1]	15.23%	12.56%	15.33%	16.64%	17.46%
Net Interest Income	$ 50,279	$ 52,020	$ 47,646	$ 46,047	$ 44,327
Noninterest Income	12,464	11,068	13,106	12,549	11,913
Total Revenue	$ 62,743	$ 63,088	$ 60,752	$ 58,596	$ 56,240
Noninterest Expense	39,103	38,354	39,572	38,053	37,514
Efficiency Ratio[2]	62.3%	60.8%	65.1%	64.9%	66.7%
Net Interest Income	$ 50,279	$ 52,020	$ 47,646	$ 46,047	$ 44,327
Less: Brokered Time Deposit Call	-	4,618	-	-	-
Core Net Interest Income (a)	$ 50,279	$ 47,402	$ 47,646	$ 46,047	$ 44,327
Noninterest Income	12,464	11,068	13,106	12,549	11,913
Add: Non-Recurring Equity and Debt Investment Write-Down	$ -	$ -	$ -	$ -	$ 2,620
Core Fee Revenue (b)	$ 12,464	$ 11,068	$ 13,106	$ 12,549	$ 14,533
Core Revenue (a) + (b)	$ 62,743	$ 58,470	$ 60,752	$ 58,596	$ 58,860
Noninterest Expense	39,103	38,354	39,572	38,053	37,514
Less: Merger-Related Expenses	$ -	$ 697	$ 1,398	$ 1,266	$ 2,615
Core Noninterest Expense	$ 39,103	$ 37,657	$ 38,174	$ 36,787	$ 34,899
Core Efficiency Ratio[2]	62.3%	64.4%	62.8%	62.8%	59.3%

(1) Annualized

(2) The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

CAPITAL BANCORP, INC.

21

Reconciliation of Non-GAAP Information 22 Return on Average Tangible Common Equity (in thousands) December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Net Income 15,037$ 15,065$ 13,136$ 13,932$ 7,533$ Add: Intangible Amortization, net of tax 200 199 200 199 198 Net Tangible Income 15,237$ 15,264$ 13,336$ 14,131$ 7,731$ Average Equity 391,750 383,922 371,795 363,115 352,537 Less: Average Intangible Assets 40,884 37,706 39,534 36,896 22,890 Net Average Tangible Common Equity 350,866$ 346,216$ 332,261$ 326,219$ 329,647$ Return on Average Equity 15.23% 15.57% 14.17% 15.56% 8.50% Return on Average Tangible Common Equity 17.23% 17.49% 16.10% 17.57% 9.33% Core Return on Average Tangible Common Equity (in thousands) December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Net Income, as Adjusted 15,037$ 12,151$ 14,206$ 14,896$ 15,473$ Add: Intangible Amortization, net of tax 200 199 200 199 198 Core Net Tangible Income 15,237$ 12,350$ 14,406$ 15,095$ 15,671$ Core Return on Average Tangible Common Equity 17.23% 14.15% 17.39% 18.77% 18.91% Quarters Ended Quarters Ended